UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2011

iPass Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California		94065
(Address of principal executive offices)		(Zip Code)

(650) 232-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02 — Results of Operations and Financial Condition
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 — Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1

Item 2.02 - Results of Operations and Financial Condition

On August 4, 2011, iPass Inc. issued a press release announcing its second quarter 2011 financial results. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

The information in this Item 2.02 of this current report and in the accompanying exhibit referenced in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 of this current report and in the accompanying exhibit referenced in this Item 2.02 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by iPass Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2011, the Compensation Committee of the Board of Directors of iPass approved a change to the annual base salary for Steven H. Gatoff, Senior Vice President and Chief Financial Officer of iPass. Mr. Gatoff’s annual base salary was increased to $300,000.

Item 9.01 - Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated August 4, 2011, announcing iPass Inc.’s Second Quarter 2011 Financial Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Steven H. Gatoff
	Name:	Steven H. Gatoff
	Title:	Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: August 4, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 4, 2011, announcing iPass Inc.’s Second Quarter 2011 Financial Results.

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